                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      Integrated Electrical Services, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                     [INTEGRATED ELECTRICAL SERVICES LOGO]

                               December 27, 2001

To Our Stockholders:

     On behalf of the Board of Directors, I cordially invite all stockholders to attend the Annual Meeting of Integrated Electrical Services, Inc. to be held on Wednesday, February 6, 2002, at 10:30 a.m. at the Sheraton Suites Houston, 2400 West Loop South, Houston, TX 77027. Proxy Materials, which include a Notice of the Meeting, Proxy Statement and proxy card, are enclosed with this letter. The Company's 2001 Annual Report, which is not a part of the proxy materials, is also enclosed and provides additional information regarding the financial results of the Company for its fiscal year ended September 30, 2001.

     We hope that you will be able to attend the Annual Meeting. Your vote is important. Whether you plan to attend or not, please execute and return the proxy card in the enclosed envelope so that your shares will be represented. If you are able to attend the meeting in person, you may revoke your proxy and vote your shares in person. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership. We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /S/ HERBERT R. ALLEN

                                          Herbert R. Allen
                                          President and Chief Executive Officer

                      INTEGRATED ELECTRICAL SERVICES, INC.
                        1800 WEST LOOP SOUTH, SUITE 500
                              HOUSTON, TEXAS 77027

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 6, 2002

TO THE STOCKHOLDERS OF INTEGRATED ELECTRICAL SERVICES, INC.

     Notice is hereby given that the Annual Meeting of the Stockholders of Integrated Electrical Services, Inc., a Delaware corporation, will be held at the Sheraton Suites Houston, 2400 West Loop South, Houston, TX 77027, on Wednesday, February 6, 2002, at 10:30 a.m. Central Time, for the following purposes:

          1. To elect two directors to the Company's board to serve until the annual stockholders' meeting held in 2005 or until their successors have been elected and qualified.

          2. To appoint Arthur Andersen LLP, independent certified public accountants, as the Company's auditors for the fiscal year 2002.

          3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The holders of record of the Company's common stock and of the Company's restricted voting common stock at the close of business on December 14, 2001 are entitled to notice of and to vote at the meeting with respect to all proposals, except that restricted voting common stock shall not be entitled to vote on the proposal for the election of directors, but shall be entitled to elect one director to the Company's board. We urge you to sign and date the enclosed proxy card and return it promptly by mail in the enclosed envelope, whether or not you plan to attend the meeting in person. No postage is required if mailed in the United States. If you do attend the meeting in person, you may withdraw your proxy and vote personally on all matters brought before the meeting.

                                          /s/ JOHN F. WOMBWELL

                                          John F. Wombwell
                                          Executive Vice President -- Legal
                                          and Administration

Houston, Texas
December 27, 2001

                      INTEGRATED ELECTRICAL SERVICES, INC.

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                  GENERAL INFORMATION ABOUT THE ANNUAL MEETING

WHEN AND WHERE IS THE 2002 ANNUAL MEETING OF STOCKHOLDERS BEING HELD?

     The 2002 Annual Meeting will be held on Wednesday, February 6, 2002, and any adjournments thereof. The annual meeting will be held at 10:30 a.m. Central Time, at the Sheraton Suites Houston, 2400 West Loop South, Houston TX 77027.

WHAT DATE WILL THE PROXY STATEMENT FIRST BE SENT TO THE STOCKHOLDERS?

     The approximate date on which this Proxy Statement will first be sent to stockholders is December 27, 2001.

WHO IS SOLICITING MY VOTE?

     The accompanying proxy is solicited by the Board of Directors of Integrated Electrical Services, Inc. (the "Company") for use at the 2002 Annual Meeting of Stockholders.

HOW ARE VOTES BEING SOLICITED?

     In addition to solicitation of proxies by mail, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of common stock of the Company.

WHO IS PAYING THE SOLICITATION COST?

     The expense of preparing, printing and mailing proxy solicitation materials will be borne by the Company.

HOW MANY VOTES DO I HAVE?

     Each share of Common Stock is entitled to one vote upon each of the matters to be voted on at the meeting. Each share of Restricted Voting Common Stock is entitled to one-half of one vote upon each of the matters to be voted on at the meeting, except for the election of directors, upon which each share of Restricted Voting Common Stock has no vote, but the Restricted Voting Common Stock shall be entitled to elect one director to the Company's board. The holders of Restricted Voting Common Stock are entitled to elect one member of the board of directors and have nominated C. Byron Snyder to be elected as a Class I director at the 2002 Annual Meeting to serve until the 2005 Annual Meeting or until his successor is elected and qualified.

HOW DO I VOTE?

     When such proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon; or if no direction is indicated, it will be voted in favor of the proposals set forth in the notice attached hereto.

CAN I CHANGE MY VOTE?

     Any stockholder giving a proxy has the power to revoke it by oral or written notice to the Secretary of the Company at any time before it is voted. Stockholders submitting proxies may revoke them at any time before they are voted (i) by notifying John F. Wombwell, Secretary of the Company, in writing of such revocation, (ii) by execution of a subsequent proxy sent to Mr. Wombwell, or (iii) by attending the Annual Meeting in person and voting in person. Notices to Mr. Wombwell referenced in (i) and (ii) should be directed to John F. Wombwell, Secretary, Integrated Electrical Services, Inc., 1800 West Loop South, Suite 500, Houston, Texas 77027. Stockholders who submit proxies and attend the meeting to vote in person are requested to notify Mr. Wombwell at the Annual Meeting of their intention to vote in person at the Annual Meeting.

HOW ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

     Pursuant to the Company's bylaws, shares not voted on matters, including abstentions and broker non-votes, will not be treated as votes cast with respect to those matters, and therefore will not affect the outcome of any such matter.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

     The presence, in person or by proxy, of at least a majority of the sum of the outstanding shares of Common Stock and Restricted Voting Common Stock is required for a quorum.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     At the close of business on December 14, 2001, the record date for the determination of stockholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders or any adjournments thereof, the Company had outstanding 37,088,386 shares of common stock, par value $.01 per share (the "Common Stock") and 2,605,709 shares of restricted voting common stock, par value $.01 per share (the "Restricted Voting Common Stock").

     The following table reflects the beneficial ownership of the Company's Common Stock as of November 5, 2001, with respect to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) the directors and nominees for director;
(iii) each named executive officer; and (iv) the Company's directors and executive officers as a group.

                                                               NUMBER OF
                                                              SHARES OWNED   PERCENT
NAME OF BENEFICIAL OWNER                                      BENEFICIALLY   OF CLASS
------------------------                                      ------------   --------
Herbert R. Allen(a).........................................     923,000        2.5
Richard China(b)............................................      70,073          *
C. Byron Snyder(c)..........................................   2,605,709        6.6
Donald Paul Hodel(d)........................................      26,816          *
Ben L. Mueller(e)...........................................     922,500        2.5
Alan R. Sielbeck(d).........................................      71,816          *
Richard L. Tucker(d)........................................      29,519          *
Bob Weik(f).................................................   1,550,759        4.2
Jim P. Wise(g)..............................................      76,250          *
James D. Woods(h)...........................................      11,375          *
William W. Reynolds(i)......................................     141,589          *
H. David Ramm(j)............................................     423,703        1.1
Directors and officers as a group (14 persons)(k)...........   7,511,068       18.6
Dimensional Fund Advisors Inc.(l)...........................   2,970,500        8.0

---------------

 * Indicates ownership of less than one percent of the outstanding shares of Common Stock of the Company.

(a) Includes 200,000 shares of Common Stock owned by HRA Investment Group, LP as to which Mr. Allen disclaims beneficial ownership and 23,000 shares of Common Stock underlying options which are exercisable within 60 days.

(b) Includes 6,667 shares of Common Stock underlying options which are exercisable within 60 days.

(c) The shares attributed to Mr. Snyder are as follows (i) 2,585,829 shares are held in the 1996 Snyder Family Partnership (the "Partnership"), (ii) 699 shares are held in the 1998 Snyder Family Partnership Management Trust,
     (iii) 9,599 shares are hold by the Worth Byron Snyder Trust, and (iv) 9,582 shares are held by the Gregg Layton Snyder Trust. This stock consists entirely of Restricted Voting Common Stock, which represents all of the Company's outstanding Restricted Voting Common Stock. Such shares may be converted to Common Stock in certain circumstances. Mr. Snyder disclaims beneficial ownership as to 1,118,193 of these shares which are attributable to the interests in the Partnership held by Mr. Snyder's children.

(d) Includes 15,333 shares of Common Stock underlying options which are exercisable within 60 days by each of Mr. Hodel, Mr. Sielbeck and Dr. Tucker. Mr. Hodel's address is P.O. Box 23099, Silverthorne, CO 80498. Mr. Sielbeck's address is 6 Cadillac Drive, #410, Brentwood, TN 37027. Dr. Tucker's address is Center for Construction Industry Studies, ECJ 5.202, The University of Texas at Austin, Austin, TX 78712.

(e) Includes 7,000 shares held by a trust for the benefit of Mr. Mueller's daughter and 22,500 shares of Common Stock underlying options which are exercisable within 60 days.

(f) Includes 74,536 shares of Common Stock owned by two related trusts, as to which Mr. Weik disclaims beneficial ownership, 111,829 shares of Common Stock held by the Virginia Pat Weik Trust of 2000, and 45,519 shares of Common Stock underlying options which are exercisable within 60 days.

(g) Includes 76,250 shares of Common Stock underlying options which are exercisable within 60 days.

(h) Includes 6,000 shares of Common Stock underlying options which are exercisable within 60 days.

(i) Includes 137,668 shares of Common Stock underlying options which are exercisable within 60 days.

(j) Includes 287,045 shares of Common Stock underlying options which are exercisable within 60 days.

(k) Includes 2,605,709 shares of Restricted Voting Common Stock described in Note (c) above and 793,398 shares of Common Stock underlying options which are exercisable within 60 days.

(l) Includes 2,970,500 shares of which Dimensional Fund Advisors Inc. has sole voting power and sole dispositive power. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11(th) Floor, Santa Monica, CA 90401. Information is as of September 30, 2001 and is derived from filings with the Securities and Exchange Commission.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

GENERAL

     The Company's Amended and Restated Certificate of Incorporation, as amended, and bylaws provide that the number of directors on the Board shall be fixed from time to time by the Board of Directors but shall not be less than one nor more than fifteen persons. The Certificate of Incorporation divides the Board of Directors into three classes, designated as Class I, Class II and Class
III. Each class of directors is to be elected to serve a three-year term and is to consist, so far as possible, of one-third of the number of directors required at the time to constitute a full Board. If the number of directors is not evenly divided into thirds, the Board of Directors shall determine which class or classes shall have one extra director. The Board of Directors presently consists of ten directors, four in Class I, three in Class II and three in Class III, whose terms of office expire with the 2002, 2003 and 2004 annual meetings, respectively, and until their successors are elected and qualified. The holders of the Restricted Voting Common Stock are entitled to elect one director and are not entitled to vote on other directors.

     The term of office of each of the current Class I Directors expires at the time of the 2002 Annual Meeting of Stockholders, or as soon thereafter as their successors are elected and qualified. Messrs. China and Sielbeck have been nominated to serve an additional three-year term as Class I Directors to be elected by the holders of the Common Stock. The holders of Restricted Voting Common Stock have indicated that they will elect Mr. Snyder as a Class I director. Each of Messrs. China, Sielbeck and Snyder has consented to be named in this Proxy Statement and to serve as a director if elected. Mr. Wise will not stand for re-election and with the expiration of his term the number of directors will be set at nine.

     It is the intention of the persons named in the accompanying proxy card to vote for the election of the two nominees named below unless a stockholder has withheld such authority. The affirmative vote of holders of a plurality of the Common Stock present in person or by proxy at the 2002 Annual Meeting of Stockholders and entitled to vote is required for election of the nominees.

     If, at the time of or prior to the 2002 Annual Meeting of Stockholders, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein.

NOMINEES -- CLASS I DIRECTORS (THE TERMS SHALL EXPIRE AT THE 2005 ANNUAL MEETING OF STOCKHOLDERS)

CLASS I

     The Class I Directors, whose present term of office as directors expire at the 2002 Annual Meeting of Stockholders, and certain additional information with respect to each of them, are as follows:

RICHARD CHINA                                                DIRECTOR SINCE 2001

     Mr. China, 43, has been the Chief Operating Officer of the Company since October 2001. From May 2001 to October 2001, Mr. China was the Chief Executive Officer of IES Communications, Inc., one of the Company's subsidiaries. From August 2000 to May 2001, Mr. China was a Regional Operating Officer for the Company. Prior to that time, Mr. China was President of Primo Electric Company, one of the Company's subsidiaries.

ALAN R. SIELBECK                                             DIRECTOR SINCE 1998

     Mr. Sielbeck, 48, has served as Chairman of the Board and Chief Executive Officer of Service Experts, Inc., a publicly traded heating, ventilation and air conditioning service company, since its inception in March 1996 until January 2000. Mr. Sielbeck has served as Chairman of the Board and President of AC Service and Installation Co. Inc. and Donelson Air Conditioning Company, Inc. since 1990 and 1991, respectively. From 1985 to 1990, Mr. Sielbeck served as President of RC Mathews Contractor, Inc., a commercial building general contractor and Chief Financial Officer of RCM Interests, Inc. a commercial real estate development company. Mr. Sielbeck serves as a director for Midsouth Wire Products and Nashville Wire.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES.

CLASS I RESTRICTED VOTING COMMON STOCK DIRECTOR (TO BE ELECTED BY HOLDERS OF RESTRICTED VOTING COMMON STOCK, TERM EXPIRING AT THE 2005 ANNUAL MEETING OF STOCKHOLDERS)

C. BYRON SNYDER                                              DIRECTOR SINCE 1997

     Mr. Snyder, 53, has been Chairman of the Board of Directors of the Company since its inception. Mr. Snyder is a founding member and Senior Managing Director of Main Street Equity Ventures II, LP, a Houston-based private equity investment firm. Mr. Snyder was the President and owner of Sterling City Capital, L.L.C., a private investment company. Mr. Snyder was owner and President of Relco Refrigeration Co., a distributor of refrigerator equipment, from 1992 to 1998. Prior to 1992, Mr. Snyder was the owner and

Chief Executive Officer of Southwestern Graphics International, Inc., a diversified holding company which owned Brandt & Lawson Printing Co., a Houston-based general printing business, and Acco Waste Paper Company, an independent recycling business. Brandt & Lawson Printing Co. was sold to Hart Graphics in 1989, and Acco Waste Paper Company was sold to Browning-Ferris Industries in 1991. Mr. Snyder is a member of the Board of Directors of United Glass Corporation, the largest glass fabrication and services company in North America. Mr. Snyder is Chairman of the Board of Integrated Roofing & Waterproofing, Inc. a privately held company providing roofing and waterproofing services.

DIRECTORS CONTINUING IN OFFICE

CLASS II

     The Class II Directors, whose present term of office as directors will continue after the meeting and expire at the 2003 Annual Meeting of Stockholders, and certain additional information with respect to each of them, are as follows:

HERBERT R. ALLEN                                             DIRECTOR SINCE 2001

     Mr. Allen, 61, has been Chief Executive Officer of the Company since October 2001. From May 2001 to October 2001, Mr. Allen was Chief Operating Officer of the Company. From January 2000 to May 2001, Mr. Allen was Senior Vice President -- East Area of the Company. From June 1998 to January 2000, Mr. Allen was a Regional Operating Officer of the Company. Prior to that time, Mr. Allen was the President of H.R. Allen, Inc., one of the Company's subsidiaries.

RICHARD L. TUCKER                                            DIRECTOR SINCE 1998

     Dr. Tucker, 66, is Director of the Center for Construction Industry Studies and Professor of Civil Engineering at the University of Texas at Austin. Dr. Tucker has been on the faculty at the University of Texas since 1976. Dr. Tucker is a registered engineer.

BOB WEIK                                                     DIRECTOR SINCE 1998

     Mr. Weik, 66, has been President of the Western Area of IES Operations Group, Inc. since December 2001. From January 2000 to December 2001, Mr. Weik was Senior Vice President -- West Area of the Company. From May 1998 to December 2001, Mr. Weik was a Regional Operating Officer of the Company. Prior to that Mr. Weik was President of BW Consolidated, Inc. and related entities, one of the Company's subsidiaries.

CLASS III

     The Class III Directors, whose present term of office as directors will continue after the meeting and expire at the 2004 Annual Meeting of Stockholders, and certain additional information with respect to each of them, are as follows:

DONALD PAUL HODEL                                            DIRECTOR SINCE 1998

     Donald Paul Hodel, 66, is Managing Director of Summit Group International, Ltd. (and related companies), an energy and natural resources consulting firm he founded in 1989. Mr. Hodel served as United States Secretary of the Interior from 1985 to 1989 and United States Secretary of Energy from 1982 to 1985. Mr. Hodel has served as director of both publicly traded and privately held companies and is the recipient of the Presidential Citizens Medal and honorary degrees from three universities. Mr. Hodel serves on the boards of directors of:
Salem Communications, Inc. a NASDAQ listed company; and the North American Electric Reliability Council.

BEN L. MUELLER                                               DIRECTOR SINCE 1998

     Mr. Mueller, 54, was President of the Company's Electrical Group from May 2001 until October 2001 and was Chief Operating Officer of the Company from its inception to May 2001. Prior to that time, Mr. Mueller was the Executive Vice President of Houston-Stafford Electric, Inc. ("Houston-Stafford"), one of the Company's subsidiaries, since 1993 and served as vice president of Houston-Stafford since 1975. Mr. Mueller is a past member of the board of the IEC, Houston Chapter, and has served on the Electrical Board for the City of Sugar Land, Texas.

JAMES D. WOODS                                               DIRECTOR SINCE 2001

     Mr. Woods, 70, is the Chairman Emeritus of, and a consultant to, Baker Hughes Incorporated. He was Chief Executive Officer of Baker Hughes from April 1987 and Chairman from January 1989 until January 1998. Mr. Woods is a director of Varco International Inc., ESCO Technologies Inc., OMI Corporation Inc., USEC Inc. and OMI Corporation.

COMMITTEES

     Audit Committee. The Audit Committee is comprised of Messrs. Sielbeck (Chairman), Hodel, and Tucker. Pursuant to its Board approved written charter, the Audit Committee's functions include making recommendations concerning the engagement of independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing the scope and results of the Company's procedures for internal auditing, reviewing professional services provided by the independent auditors, reviewing the independence of the independent auditors, considering the range of audit and non-audit fees and reviewing the adequacy of the Company's internal accounting controls.

     Compensation Committee. The Compensation Committee is comprised of Messrs. Woods (Chairman), Hodel and Tucker. The functions performed by the Compensation Committee in accordance with its Board approved Charter include: reviewing executive salary and bonus structure; reviewing the Company's stock option plan (and making grants thereunder); setting bonus goals; and approving salary and bonus awards to key executives.

     Governance Committee. The Governance Committee is comprised of Messrs. Tucker (Chairman), Woods and Sielbeck. The functions performed by the Governance Committee in accordance with its Board approved charter are to ensure the efficient performance of the duties and obligations of the Board of Directors, to recommend the establishment of standard Board Committees and their composition, to establish performance standards and conduct reviews of Board members and the Company's Chief Executive Officer, to recommend nominations for Board memberships including existing members for new terms, additional members or replacement members, and to periodically review overall Board performance.

     Executive Committee. The Executive Committee is comprised of Messrs. Allen, Snyder and Tucker. The functions performed by the Executive Committee in accordance with its Board approved charter are to act upon any urgent issues that arise between regularly scheduled meetings of the Board. In addition, the Executive Committee may authorize the seal of the Corporation to be affixed to all papers which may require it but may not approve, adopt or recommend to the stockholders any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval nor does it have the power or authority to adopt, amend or repeal any bylaw of the Corporation. The Executive Committee shall meet upon the call of the Chief Executive Officer or a majority of its members and shall timely report to the Board any actions taken by the Executive Committee or the Chief Executive Officer in conjunction with the Executive Committee.

MEETINGS

     During fiscal year 2001, the Audit Committee had five meetings; the Compensation Committee had eight meetings; and the Board of Directors had nine meetings. During fiscal year 2001 each member of the Board of

Directors attended 75% or more of the meetings of the Board of Directors and the committees of which he was a member.

DIRECTOR COMPENSATION

     Directors of the Company who are not officers or employees of the Company receive a $12,000 annual retainer paid quarterly, one-half in cash and one-half in shares of Company Common Stock. Committee chairmen receive an additional annual retainer of $3,000, paid one-half in cash and one-half in stock. Non-employee directors are also paid a meeting fee of $1,250 for each regular or special Board or committee meeting. Board members are paid $500 for telephonic meetings. In addition, each non-employee director of the Company receives a grant of an option to purchase 3,000 shares of Company Common Stock upon initial election as a director and an option to purchase 3,000 additional shares on each September 30 on which such director remains a non-employee director. The Company paid aggregate fees of $135,190 to non-employee directors in connection with the Board of Directors' and Committee meetings in fiscal 2001, and an additional $16,250 to Mr. Tucker for services performed in connection with ad hoc committee services. Employee directors receive no additional compensation for attending Board of Directors or committee meetings.

REPORT OF THE AUDIT COMMITTEE

     The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

     The Audit Committee of the Board of Directors of Integrated Electrical Services, Inc. (the "Audit Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted accounting principles. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

     The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the board have also recommended, subject to stockholder approval, the selection of the Company's independent auditors for fiscal year 2002.

     The members of the Audit Committee have been determined to be independent and financially literate (as independence and financial literacy is defined by the New York Stock Exchange listing standards) by the Board of Directors.

                                    Alan R. Sielbeck (Chairman)
                                    Donald Paul Hodel
                                    Richard L. Tucker

FEES PAID TO ARTHUR ANDERSEN LLP

     The following table shows the fees paid or accrued by the Company for the audit and other services provided by Arthur Andersen LLP for fiscal year 2001.

Audit:......................................................  $  410,000
Audit-related:(1)...........................................     303,506
Financial information system design and implementation:.....           0
All other fees:(2)..........................................     800,609
                                                              ----------
          Total.............................................  $1,514,115
                                                              ==========

---------------

(1) Audit-related includes services traditionally performed by the auditor such as review of Forms 10-Q, employee benefit audits, comfort letters and consents, accounting consultation and other services.

(2) All other fees represent fees for tax advice and preparation of filings.

     The Audit Committee has considered whether the provision of the non-audit services listed as "Other" in the table above is compatible with maintaining the independence of Arthur Andersen LLP.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors of Integrated Electrical Services, Inc. (the "Compensation Committee") is pleased to present the 2001 report on executive compensation. This report of the Compensation Committee documents the components of the Company's executive officer compensation program and describes the basis on which the compensation program determinations were made by the Compensation Committee with respect to the executive officers of the Company. The Compensation Committee meets regularly and is comprised of Messrs. Woods (Chairman), Hodel and Tucker. The duty of the Compensation Committee is to review compensation levels of senior members of management, as well as administer the Company's various incentive plans including its annual bonus plan and its stock option plan.

EXECUTIVE COMPENSATION PROGRAM PHILOSOPHY

     The Company's compensation philosophy and program objectives are directed by two primary guiding principles. First, the program is intended to provide levels of compensation sufficient to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company's executives and stockholders such that a portion of each executive's compensation is directly linked to maximizing stockholder value.

     In support of this philosophy, the executive compensation program is designed to reward performance that is directly relevant to the Company's short-term and long-term success. As such, the Company provides both short-term and long-term incentives. The Committee has structured the executive compensation program with three primary underlying components: base salary, annual incentives, and long-term incentives. The Company's compensation philosophy is to (i) compensate its executive officers at a base level that is near the average salaries paid by companies of similar size and nature; (ii) provide the opportunity for its executive officers to earn additional compensation in the form of annual bonuses if individual and business performance goals are met; and (iii) design long-term incentive plans to focus executive efforts on the long-term goals of the Company and to maximize total return to the Company's stockholders.

BASE SALARY

     The Committee utilizes market compensation data that is reflective of the markets in which the Company competes for employees. Based on consultations with compensation consultants, the Committee believes that the salaries paid to the Company's executive officers are at or below executive officers' compensation in similar companies. The Committee intends to insure that the executive officer's compensation is consistent with its stated policies. Therefore, as part of its responsibilities, the Committee will review the salaries for the Company's executive officers. Individual salary changes are based on a combination of factors such as the performance of the executive, salary level relative to the competitive market, level of responsibility, growth of Company operations and the recommendation of the Chief Executive Officer.

ANNUAL BONUS

     The Company's annual bonus is intended to reward key employees based on Company and individual performance, motivate key employees, and provide competitive cash compensation opportunities. Target award opportunities vary by individual position and are expressed as a percent of base salary. The individual target award opportunities are set at market median levels, but actual payouts may vary based on performance so that actual awards may fall below the 50th or above the 75th percentile. The amount a particular executive may earn is directly dependent on the individual's position, responsibility, and ability to impact the Company's financial success. During the 2001 fiscal year, executives were paid bonuses that generally reflected the Company's performance below expected levels.

LONG-TERM INCENTIVES

     The Company's long-term incentive is designed to focus executive efforts on the long-term goals of the Company and to maximize total return to our stockholders. The key devices the Committee used during 2001 were stock options. Stock options align the interests of employees and stockholders by providing value to the executive through price appreciation. During 2001 the Committee authorized awards below the market average to its executive officers.

CEO COMPENSATION

     Mr. Ramm's base salary for the fiscal year was adjusted from $350,000 to $510,000. He also received 675,000 stock options. Mr. Ramm did not receive a bonus payment for fiscal year 2001.

     No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The following members of the Compensation Committee have delivered the foregoing report.

                                    James D. Woods (Chairman)
                                    Donald Paul Hodel
                                    Richard L. Tucker

     The foregoing report and the performance graph and related description included in this proxy statement shall not be deemed to be filed with the Securities and Exchange Commission except to the extent the Company specifically incorporates such items by reference into a filing under the Securities Act of 1933 or Securities Exchange Act of 1934.

EXECUTIVE OFFICERS

     The following table summarizes certain information regarding aggregate cash compensation, stock option and restricted stock awards and other compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for services rendered in all capacities to the Company for the years ended September 30, 2001, 2000, and 1999:

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION
                                                                                  ------------------------
                                              ANNUAL COMPENSATION                 SECURITIES
                                 ----------------------------------------------   RESTRICTED    UNDERLYING
                                 FISCAL                          OTHER ANNUAL       STOCK        OPTIONS        ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR     SALARY     BONUS     COMPENSATION(C)     AWARD        (NUMBER)    COMPENSATION(G)
---------------------------      ------   --------   --------   ---------------   ----------    ----------   ---------------
Herbert R. Allen...............   2001    $292,500   $120,000         --                  --      30,000        $  2,678
  President and Chief             2000     229,326    180,000         --                  --      36,000           3,439
  Executive Officer               1999     150,000         --         --                  --          --           1,558
Richard L. China...............   2001    $237,211   $175,000         --                  --      30,000        $  2,808
  Chief Operating Officer         2000     164,506    399,002         --                  --      10,000           2,818
                                  1999     109,520         --         --                  --          --             438
William W. Reynolds(a).........   2001    $275,000   $ 55,000         --                  --     345,000        $ 74,744
  Executive Vice President and    2000      84,439     15,000         --                  --     100,000         109,469
    Chief Financial Officer
Bob Weik.......................   2001    $325,000   $162,078         --                  --      30,000        $  3,341
  President -- West Area          2000     326,338    180,000         --          $   72,095(d)   40,000           4,175
  IES Operations Group            1999      88,900         --         --                  --      20,519             923
H. David Ramm(b)...............   2001    $453,556         --         --          $  195,000(e)  675,000        $  1,894
                                  2000     188,461   $495,000         --          $2,275,000(f)  132,500              --

---------------

(a) Mr. Reynolds was named Executive Vice President and Chief Financial Officer on June 12, 2000.

(b) Mr. Ramm no longer serves as President and Chief Executive Officer of the Company.

(c) No executive officer received perquisites or other personal benefits in excess of 10% of their total annual salary and bonus during the fiscal year ended September 30, 2001.

(d) The dollar value of the restricted stock appearing in the table is based on the closing sales price of the Integrated Electrical Services' Common Stock on December 15, 1999 ($8.8125 ) the date of the award. The restricted stock vested 50% on May 31, 2000 and 50% on August 31, 2000. As of September 30, 2001, the 8,181 shares had an aggregate value of $44,178.

(e) The dollar value of the restricted stock appearing in the table is based on the closing sales price of the Integrated Electrical Services' Common Stock on December 11, 2000 ($5.375) the date of the award. The restricted stock was immediately vested on the grant date. As of September 30, 2001, the 36,279 shares had an aggregate value of $195,907.

(f) The dollar value of the restricted stock appearing in the table is based on the closing sales price of the Integrated Electrical Services' Common Stock on March 20, 2000 ($5.6875) the date of the award. The restricted stock vests over four years with 100,000 shares vesting on each anniversary of his date of hire (March 20, 2000). As of September 30, 2001, the 400,000 shares had an aggregate value of $2,160,000.

(g) All other compensation for fiscal year 2001 consists of Company contributions to the IES Corp. Executive Savings Plan and the IES, Inc. 401(k) Retirement Savings Plan (Mr. Allen $2,678, Mr. China $2,808, Mr. Reynolds $1,411, Mr. Weik $3,341, and Mr. Ramm $1,894). In addition, for 2001, Mr. Reynolds received $73,333 per his employment agreement (paid 50% in cash and 50% in IES common stock). For 2000, Mr. Reynolds received a $40,000 sign-on award, $59,107 which is 70% of his base salary between June 12, 2000 and September 30, 2000, and a payment of $10,562 relating to his relocation.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                     PERCENTAGE OF
                                                     TOTAL OPTIONS
                                 NUMBER OF SHARES     GRANTED TO                              GRANT DATE
                                    UNDERLYING       EMPLOYEES IN    PRICE PER   EXPIRATION    PRESENT
NAME                            OPTIONS GRANTED(A)    FISCAL YEAR      SHARE        DATE       VALUE(B)
----                            ------------------   -------------   ---------   ----------   ----------
Herbert R. Allen..............        15,000                          $5.7000     4/1/2011    $   45,475
                                      15,000                          $6.8750    11/6/2010        58,256
                                     -------                                                  ----------
                                      30,000              1.4%                                $  103,731
Richard L. China..............        15,000                          $5.7000     4/1/2011    $   45,475
                                      15,000                          $6.8750    11/6/2010        58,256
                                     -------                                                  ----------
                                      30,000              1.4%                                $  103,731
William W. Reynolds...........       305,000                          $4.9900    4/26/2011    $  781,391
                                      20,000                          $5.7000     4/1/2011        60,633
                                      20,000                          $6.8750    11/6/2010        77,675
                                     -------                                                  ----------
                                     345,000             16.1%                                $  919,699
Bob Weik......................        15,000                          $5.7000     4/1/2011    $   45,475
                                      15,000                          $6.8750    11/6/2010        58,256
                                     -------                                                  ----------
                                      30,000              1.4%                                $  103,731
H. David Ramm.................       610,000                          $4.9900    4/26/2011    $1,586,090
                                      32,500                          $5.7000     4/1/2011        98,529
                                      32,500                          $6.8750    11/6/2010       126,222
                                     -------                                                  ----------
                                     675,000             31.5%                                $1,787,532

---------------

(a) Stock options vest one-third on each anniversary of the grant date until fully vested (standard vesting), and have a ten year term. Grants for Mr. Ramm and Mr. Reynolds for 610,000 and 305,000 stock options respectively vest on the earlier of one-sixth when the stock price is $7.00, $8.00, $9.00, $10.00, $11.00 and $12.00 for ten consecutive trading days, or on April 26, 2006. One-sixth of the grants vested on May 22, 2001 and on May 23, 2001 such that one-third of the stock options were vested as of September 30, 2001.

(b) Present value is determined by using the Black-Scholes Option Pricing Model. The material assumptions and adjustments incorporated into the Black-Scholes model in making such calculations include the following: (1) an interest rate representing the treasury strip rate as of the date of grant, with a term to maturity equal to that of the term of the stock option grant; (2) volatility representing the annualized standard deviation of the log normal monthly returns; and (3) a 3% annual adjustment for risk of forfeiture during vesting. The ultimate values of the options will depend on the future market prices of the Common Stock, which cannot be forecasted with reasonable accuracy. The actual value, if any, that an optionee will recognize upon exercise of an option will depend on the difference between the market value of the Common Stock on the date the option is exercised and the applicable exercise price.

                         OPTION EXERCISES AND HOLDINGS

     The following table sets forth information concerning the value of exercised and unexercised options held by the executive officers of the Company. Value at September 30, 2001 is measured as the difference between the exercise price and fair market value on September 30, 2001.

 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001 AND OPTION VALUES AT SEPTEMBER
                                    30, 2001

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN THE
                                                           OPTIONS HELD AT            MONEY OPTIONS HELD AT
                              SHARES                     SEPTEMBER 30, 2001            SEPTEMBER 30, 2001
                             ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                        ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   --------   -----------   -------------   -----------   -------------
Herbert R. Allen..........      --           --         12,000         54,000        $   900       $  1,800
Richard L. China..........      --           --          3,334         36,666            250            500
William W. Reynolds.......      --           --        137,668        307,332         69,584        132,967
Bob Weik..................      --           --         33,853         56,666          1,000          2,000
H. David Ramm.............      --           --        276,211        531,289         83,368        166,733

EMPLOYMENT AGREEMENTS

     On March 20, 2000, the Company entered into a three year employment agreement with H. David Ramm for the position of President and Chief Executive Officer. Under this agreement, Mr. Ramm's initial salary was $350,000. Mr. Ramm also received 132,500 stock options and a restricted stock award of 400,000 shares.

     On June 12, 2000, the Company entered into a three year employment agreement with William W. Reynolds for the position of Executive Vice President and Chief Financial Officer. Under this agreement, Mr. Reynolds initial salary was $275,000. Mr. Reynolds also received 100,000 stock options, and $73,333 payable each year for three years in a combination of cash and stock.

     The Company entered into employment agreements with Messrs. Allen, Weik, and China, with the agreements expiring on May 21, 2003, January 29, 2003, and January 12, 2004 respectively, that initially provided for annual salaries of $150,000, $85,000, and $150,000 respectively.

     Each agreement is subject to annual review by the Compensation Committee. In addition, the employment agreements generally restrict these individuals from competing with the Company for a period of two years after the date of the termination of employment with the Company. In the event of a change of control of the Company, such employees may be entitled receive a multiple of the then remaining benefits under the agreements.

                            STOCK PERFORMANCE GRAPH

     The following performance graph compares the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of (i) the S&P 500 Index, (ii) the Russell 2000, and (iii) a peer group stock index (the "Peer Group") selected in good faith by the Company made up of the following publicly traded companies: Comfort Systems USA, Inc., Dycom Industries Inc., Emcor Group Inc., Encompass Services Corp, Fluor Corp (Massey Energy Company was distributed as a dividend to Flour Corp shareholders on December 22, 2000 and the value of such dividend is reflected as a reinvestment), Jacobs Engineering Group, Mastec Inc., Quanta Services Inc., and Washington Group International (formerly known as Morrison Knudson). The cumulative total return computations set forth in the Performance Graph assume the investment of $100 in the Company's Common Stock, the S&P 500 Index, the Russell 2000, and the Peer Group, on January 27, 1998.

                COMPARISON OF 45 MONTH CUMULATIVE TOTAL RETURN*
        AMONG INTEGRATED ELECTRICAL SERVICES, INC., THE S & P 500 INDEX,
                   THE PEER GROUP AND THE RUSSELL 2000 INDEX

                              [PERFORMANCE GRAPH]
* $100 invested on 1/27/98 in Stock or Index -- including reinvestment of dividends fiscal year ending September 30.

                                                                CUMULATIVE TOTAL RETURN
                       ----------------------------------------------------------------------------------------------------------
                       1/27/98    3/98     6/98     9/98    12/98     3/99     6/99     9/99    12/99     3/00     6/00     9/00
INTEGRATED ELECTRICAL
 SERVICES, INC.        100.00    137.07   138.79   102.59   153.45   110.34   111.21   109.05    69.40    36.21    35.34    47.41
S & P 500              100.00    114.01   117.78   106.06   128.65   135.06   144.58   135.55   155.72   159.29   155.06   153.56
RUSSELL 2000           100.00    113.25   107.97    86.22   100.28    94.84   109.59   102.66   121.60   130.21   125.29   126.67
PEER GROUP             100.00    120.45   122.26   100.36   114.77    98.19   128.58   112.28   122.87   160.07   156.50   130.56

                            CUMULATIVE TOTAL RETURN
                       ---------------------------------
                       12/00     3/01     6/01     9/01
INTEGRATED ELECTRICAL
 SERVICES, INC.         40.95    39.31    67.24    37.24
S & P 500              141.54   124.76   132.06   112.68
RUSSELL 2000           117.92   110.25   126.11    99.81
PEER GROUP             155.91   129.58   145.65   100.90

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to several 5-year lease agreements effective November 1, 1997, Bexar Electric Company Ltd. agreed to lease certain facilities owned by Mr. Weik and his immediate family. Such lease agreements provide for an annual rent of approximately $182,762, which the Company believes is not in excess of fair rental value for such facilities. BW Air, Inc. of which Mr. Weik is the owner received $141,072 from the Company for reimbursed travel related expenses for rental of an airplane. The Company believes such expenses were not in excess of fair market value.

     Mr. Mueller received $69,666 from Classic Lighting, Inc., a supplier of one of the Company's subsidiaries, based on an agreement established prior to the inception of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2001, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Board of Directors of the Company, or (ii) a director of another entity, one of whose executive officers served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the Company or its subsidiaries.

     During fiscal 2001, no member of the compensation committee (or board committee performing equivalent functions) (i) was an officer or employee of the Company or (ii) was formerly an officer of the Company or (iii) had any business relationship or conducted any business with the Company.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons holding more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") and any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted (i) initial reports of ownership, (ii) reports of changes in ownership and (iii) annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, officers and ten-percent stockholders are also required to furnish the Company with copies of all such filed reports.

     Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required during 2001, the Company believes that, other than a Form 5 filing for Mr. Reynolds that was timely filed but failed to reflect one exempt transaction, all Section 16(a) reporting requirements related to the Company's directors and executive officers were timely fulfilled during 2001.

                                  PROPOSAL TWO

                              APPROVAL OF AUDITORS

     The Board of Directors has appointed Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending September 30, 2002, subject to ratification by the Company's stockholders. Arthur Andersen LLP has served as the Company's independent public accountants since the Company's inception.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the Company's and its stockholders' best interests.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

     The affirmative vote of holders of a majority of the shares of Common Stock voted at the 2002 Annual Meeting of Stockholders is required to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for fiscal 2002.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF ARTHUR ANDERSEN LLP'S APPOINTMENT, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                 OTHER BUSINESS

     The Board knows of no business that will come before the meeting except that indicated above. However, if any other matters are properly brought before the meeting, it is intended that the persons acting under the proxy will vote hereunder in accordance with their best judgment.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Pursuant to the Company's bylaws, stockholder proposals submitted for consideration at the Company's 2002 Annual Meeting of Stockholders must be delivered to the Corporate Secretary no later than 80 days before the date of the 2002 Annual Meeting of Stockholders; provided, however, that in the event that less than 90 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the date of which such notice was mailed or such public disclosure made. If such timely notice of a stockholder proposal is not given, the proposal may not be brought before the Annual Meeting. If timely notice is given but is not accompanied by a written statement to the extent required by applicable securities laws, the Company may exercise discretionary voting authority over proxies with respect to such proposal if presented at the Company's 2002 Annual Meeting of Stockholders.

     A proposal of a stockholder intended to be presented at the next annual meeting must be received at the Company's principal executive offices no later than August 29, 2002 if the stockholder making the proposal desires such proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                          By Order of the Board of Directors

                                          /s/ JOHN F. WOMBWELL

                                          John F. Wombwell
                                          Executive Vice President -- Legal and
                                          Administration

--------------------------------------------------------------------------------
                      INTEGRATED ELECTRICAL SERVICES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
  SOLICITED BY THE BOARD OF DIRECTORS OF INTEGRATED ELECTRICAL SERVICES, INC.

           The undersigned hereby appoints C. Byron Snyder, Herbert R. Allen and John F. Wombwell, and each of them individually, as proxies with full power of substitution, to vote all shares of Common Stock of Integrated Electrical Services, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on Wednesday, February 6, 2002, at 10:30 a.m. at the Sheraton Suites Houston, 2400 West Loop South, Houston, Texas 77027 or at any adjournment or postponement thereof, as follows:

           Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.


                        PROPOSAL 1. ELECTION OF DIRECTORS

[ ] FOR all nominees listed below   [ ] WITHHOLD AUTHORITY for all nominees
                                        listed below

         01-Richard China and 02-Alan R. Sielbeck to hold office until the 2005 Annual Meeting and until their successors are elected and qualified.
INSTRUCTION: to withhold authority to vote for any individual nominee or nominees, write the appropriate name or names in the space provided here.

--------------------------------------------------------------------------------

   PROPOSAL 2. APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITORS FOR THE COMPANY
               [ ] FOR          [ ] AGAINST            [ ] ABSTAIN

--------------------------------------------------------------------------------


Please check the following box if you plan to attend the Annual Meeting of Stockholders in person. [ ]
-------------------------------------------------------------------------------
   P
   R
   O
   X
   Y

--------------------------------------------------------------------------------

         ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES), AND "FOR" PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

         YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

                                              Dated:                    ,
                                                    ------------------    ------

                                              Signature(s)
                                                          ----------------------

                                              Please sign exactly as name
                                              appears on this card. Joint
                                              owners should each sign.
                                              Executors, administrators,
                                              trustees, etc., should give their
                                              full titles.

                                                  PLEASE COMPLETE, SIGN AND
                                               PROMPTLY MAIL THIS PROXY IN THE
                                                      ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------